                                    NET LEASE

                                    ARTICLE I


      1.1 Parties. This Lease is executed this 5th day of June, 1995 by and between Douglas J. Detweiler, an individual residing in Holden, Massachusetts ("Landlord") and BSCC, Corp., a Massachusetts corporation ("Tenant").

      1.2 Reference Data. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section.

      Building: The building generally known as and numbered as 214 Nashua Street, Leominster, Massachusetts, more specifically described in Exhibit A attached hereto (the "Land").

      Premises: A portion of the building comprising shown as Units 2, 4, and 8 of the plan attached hereto and incorporated herein as Exhibit B for Year 1 of the Lease and Units 2, 4, 8, 3 and 5 for Years 2, 3, 4 and 5.

Original Address of Landlord:             28 Surrey Lane, Holden, MA
                                          01520

Original Address of Tenant:               233 Florence Street
                                          Leominster, MA  01453

      Common Areas: All driveways, access roads, parking areas, landscaped areas, roof and any other areas of the Building or Land not leased for the exclusive use of another Tenant.

Term:                        Five (5) year(s) commencing on the
                             Commencement Date and terminating
                                  May 31, 2000.

Commencement Date:           June 1, 1995

Fixed Rent:       Year 1     $ 63,717.50        $ 5,309.79 per month
                  Year 2     $144,066.00        $12,005.50 per month
                  Year 3     $156,071.50        $13,005.96 per month
                  Year 4     $168,077.00        $14,006.42 per month
                  Year 5     $175,280.30        $14,606.69 per month

Permitted Uses:              Manufacture and storage of wire and cable
                             products and all related activities.

Public Liability Insurance Limits:              $1,000,000.00 each
                                                occurrence, $2,000,000.00
                                                annual aggregate for
                                                bodily injury and/or
                                                property damage

Tenant's Proportionate Share:                   29.2% for Year 1
                                                60.0% for Years 2
                                                  through 5

Security Deposit:            NONE


      1.3 Exhibits. The exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

      Exhibit A - Description of Land
      Exhibit B - Plan of Premises

      1.4 Occupancy. The Tenant shall have occupancy rights upon all parties signing this Lease and provided that Tenant pay additional rent for the month of May 1995 in the amount of $.039 per square foot plus utilities.

                                   ARTICLE II

      2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, as is.

      2.2 Common Areas. Tenant shall have the right to use, in common with others entitled thereto and subject to the provisions hereof and to reasonable rules and regulations promulgated from time to time by Landlord, the Common Areas, as they may be modified from time to time by Landlord. As of this date, the Landlord has not adopted any rules and regulations governing the common areas.

      2.3 Term. Tenant shall hold the Premises for a term beginning with the Commencement Date, and continuing for the Term.

                                   ARTICLE III

      3.1 Landlord's Work. Intentionally left blank.

                                   ARTICLE IV

      4.1 Rent. Tenant covenants to pay to Landlord, at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, during the Term hereof and so long thereafter as Tenant or anyone claiming under Tenant occupied the Premises, the following rent:

      4.1.1 Annual Fixed Rent. The Annual Fixed Rent set forth in Section 1.2, in equal monthly installments in advance prior to the first day of each month of the Term, and pro rata for any fraction payable with respect to a portion of a month at the beginning of the Term is to be paid on the Commencement Date.

      4.1.2 Additional Rent. Tenant shall pay to Landlord, as Additional Rent, the following (collectively, "Operating Expenses"):

      (a) Tenant's Proportionate Share of all real estate taxes and assessments payable with respect to the Land and Building (estimate at $0.29 per square foot annually); and

      (b) Tenant's Proportionate Share of all insurance carried by Landlord on the Building (estimated at $0.10 per square foot annually).

            Tenant shall pay the aforesaid Additional Rent in monthly installments, based on Landlord's reasonable estimate of such amounts for the current calendar year. Not later than 30 days after the end of the calendar year, Landlord shall deliver to Tenant a statement detailing the actual Operating Expenses for the preceding calendar year together with copies of actual invoices and bills respecting said Operating Expenses exceeds the actual Operating Expenses for the preceding year, Tenant shall receive a credit against Additional Rent next due; in the event the actual Operating Expenses exceed Landlord estimate, Tenant shall pay the difference to Landlord together with the next monthly installment of Annual Fixed Rent.

      4.1.3 Late Payments of Rent. If any installment of rent is paid more than five (5) days after the date the same was due, it shall bear interest at the rate of eighteen percent (18%) per annum from the due date, but in no event more than the maximum rate of interest allowed by law, which shall be Additional Rent. In addition, Tenant shall pay a late charge of $50.00 for each month the rent is paid after the due date, which charge shall be additional rent.

      4.1.4 Tenant's Insurance. Tenant shall at its sole cost and expense obtain and maintain throughout the Term with reputable insurance companies qualified to do business in Massachusetts, the following insurance, designating Landlord as a named insured:

            (a) Comprehensive liability insurance indemnify Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred in the Premises, in amounts which shall at the beginning of the Term, be not less than the amounts set forth in
      Section 1.2, from time to time during the Term, may be for such higher amounts as Landlord may require, taking into account the region in which the premises are located and similar Property, used for similar purposes:

            (b) So-called "all-risk" property insurance in the amount of the full replacement cost of all Tenant's property, fixtures, improvements and betterments;

            (c) Workmen's compensation, automobile insurance and any other insurance required by law or the nature of Tenant's business (it is understood that the Landlord will not be designated as a named insured on these policies);

            (d) Insurance against such other hazards as may from time to time be required by Landlord, or others with a financial interest in the Premises, provided that such insurance is customarily carried in the region in which the Premises are located, on property similar to the Premises and used for similar Purposes.

            (e) If Tenant's use or occupancy of the Premises causes any increase in insurance premiums for the Building or Premises, Tenant will pay such additional cost.

      Tenant shall furnish Landlord with certificates or policies of all such insurance prior to the beginning of the Term and of each renewal policy at least 20 days prior to the expiration of the policy being renewed.

      Tenant's use and occupancy of the Premises shall conform to and comply with all requirements of Landlord's insurers, as such requirements may be amended or modified from time to time.

      4.1.5 Utilities. The Tenant shall be responsible for the payment of any utilities servicing the leased premises.

                                    ARTICLE V

      Tenant further covenants and agrees:

      5.1 Repair and Maintenance. To keep the Premises, (excluding the roof, exterior walls and floor slab) in good order and repair, and in at least as good order and repair as they are in on the Commencement Date, reasonable use and wear and damage by fire or casualty and damage resulting from the failure of the Landlord to perform its obligations under this Lease only excepted; and to keep all glass, fixtures and equipment now or hereafter on the premises, including, without limitation, all heating, plumbing, electrical, air conditioning, and mechanical fixtures and equipment serving only the Premises, in good order and repair, and in at least as good order and repair as they are in on the Commencement Date, damage by fire or casualty and damage resulting from the failure of the Landlord to perform its obligations under this Lease only excepted; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes, both ordinary and extraordinary. it is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, efficient and usable condition considering the nature of the Premises and the use reasonable made thereof, or in less than good order, repair, and condition.

      Notwithstanding the foregoing, with respect to the repair or replacement of the heating, plumbing, electrical, air conditioning, and mechanical fixtures and equipment which constitutes a capital item under generally accepted accounting practices and which has been approved in writing in advance by Landlord, the Landlord shall pay a portion of the reasonable costs thereof as set forth below, provided that no event of default or condition which, with the giving of notice or the lapse of time, or both, would constitute an event of default exists at the time that such payment is required hereunder. Such payment shall be equal to the product of (a) such reasonable cost and (b) a fraction (i) the denominator of which is the total number of months for this Lease and (ii) the numerator of which is the number of 4 months which have elapsed in the Lease as of the commencement of the repair or replacement. Such payment shall be made by Landlord within sixty (60) days after written notice from Tenant setting forth in reasonable detail the cost of the replacement or repair. At the Landlord's option, the Landlord rather than paying the money owing to the Tenant, may provide the Tenant with a rent credit against the amounts owing under this Lease. Further, if the Landlord shall not be obligated to make any payment to the Tenant under this section for what is a cosmetic or totally voluntary repair and/or replacement to such systems.

      5.2 Damage to the Premises. Subject to the provisions of Section 8.13 of this Lease, Tenant shall pay the cost of all repairs to the Building (including, without limitation, the floor slab, roof and exterior walls), and any of the common areas, if any damage thereto is caused by Tenant's improper use thereof. Any major repair or maintenance costs to the roof, exterior walls and floor slab incurred by Landlord as a result of Tenant's negligent use or occupation of the Building shall be borne solely by Tenant, except to the extent that such cost or damage is covered by insurance with respect thereto.

      5.3 Indemnity. To indemnify and save Landlord harmless from all claims, action, damages, liability, cost or expense arising on account of (i) any injury or damage to any person or property on the premises or sidewalks, stairs, or ways adjacent thereto, or otherwise resulting from the use and maintenance and occupancy of the Premises or any part thereof or any thing or facility kept or used thereon; (ii) any violation of this Lease by Tenant; or (iii) contractors, employees, licensees, subtenants or invitees. Notwithstanding the foregoing, the Tenant shall not be obligated to indemnify and save Landlord harmless from any claims, action, damage, liability, cost or expense arising from the gross negligence or willful misconduct of Landlord, his agents, contractors, employees or invitees.

      5.4 Personal Property at Tenant's Risk. To the extent permitted by law, all merchandise, furniture, fixtures, effects and property of every kind, nature and description belonging to Tenant or to any persons claiming through or under tenant, which may be on the premises at any time, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

      5.5 Assignment and Subletting. Not to assign or sublet this Lease without first obtaining on each occasion the written consent of Landlord which consent shall not be unreasonably withheld or delayed. In the event that Landlord consents to any assignment or subletting of any or all the Premises and the rent and other sums and considerations received by Tenant on account of such assignment or sublease of the Premises, or any part thereof as the case may be shall exceed the Annual Fixed Rent and Additional rent due hereunder, Tenant shall pay to the Landlord, as an additional charge, 50 Percent (50%) of such excess less Tenant's reasonable expenses incurred to obtain such sublease or assignment, including brokerage commissions, advertising and reasonable attorney's fees. Such excess shall be paid monthly as received by tenant. No assignment or subletting shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assigning or subletting in a particular instance shall be deeded to be a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment or subletting.

      5.6 Compliance with Law. At Tenant's sole cost and expense, to conform to and comply with all zoning, building, environmental, fire, health and other codes, regulations, ordinances or laws.

      5.7 Landlord's Right to Enter. To permit Landlord and Landlord's representatives to enter into and examine the Premises and show them to prospective purchasers, tenants and mortgages at any time.

      5.8 Yield Up. At the expiration of the Term or upon earlier termination of this Lease: (i) to remove such of Tenant's goods and effects as are not permanently affixed to the Premises; (ii) to remove such of the alterations and additions made by Tenant as Landlord which Landlord indicated were to be removed at the time of approval; (iii) to repair any damage caused by such removal; (iv) peaceably to yield up the Premises and all alterations and additions thereto (except such as Landlord has requested Tenant to remove, as aforesaid) in the same order and repair as they were in at the beginning of the Term of this Lease or were put in during the Term hereof, reasonable use and wear and damage by fire or casualty only excepted. Tenant shall indemnify and hold Landlord harmless against any loss, cost or damage resulting from the failure and delay of Tenant or anyone claiming by or through him to surrender the Premises as provided in this Section.

      5.9 Use. To use the Premises only for the Permitted Uses, and not to cause, permit or suffer the emission of objectionable odor, fumes, noise or vibration from the Premises.

      5.10 Additions or Alterations. Not to make or permit any installation, alterations or additions in, to or on the Premises without the prior written consent of the Landlord.

      5.11 Signs. Except for a uniform sign approved by Landlord, located in the area designated by the Landlord, not to place or paint on the Premises or anywhere in the Building any placard or sign which is visible from the exterior of the Premises without the prior written consent of the Landlord. Tenant shall pay for the cost of erecting and maintaining any such sign and shall remove the same upon the termination of this Lease.

      5.12 Window Appearance. Not to place on the Premises any window coverings (or items on the window sill) visible from the exterior of the Premises without the prior written consent of Landlord.

      5.13 Overloading and Nuisance. Not to injure, overload, deface or permit to be injured, overloaded or defaced, the Premises, the Building, or the Common Areas, and not to permit, allow or suffer any waste or any unlawful, improper or offensive use of the Premises or any occupancy thereof that shall be injurious to any person or property, or invalidate or increase the premiums for any insurance on the Building or the Common Areas.

      5.14 Tenant's Work. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in a good and workmanlike manner, employing materials of good quality and so as to conform with all applicable zoning, building, environmental, fire, health and other codes, regulations, ordinances and laws, to furnish to Landlord prior to the commencement of any such work in excess of $10,000 a bond or other security reasonably acceptable to Landlord, assuring that any work commenced by Tenant will be completed in accordance with plans or specifications approved in writing by Landlord, and that no liens for labor or materials will attach to the Premises with respect to any such work; to pay promptly when due the entire cost of any work on the premises undertaken by Tenant, so that the Premises shall at all times be free of liens of labor and materials; to employ for such work one or more responsible contractors; to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned or growing out of such work; and to provide copies of as built plans of such work to Landlord upon completion.

      5.15 Costs of Enforcement. To pay on demand Landlord's costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing any obligation of Tenant under this Lease, or in connection with any request by Tenant for Landlord's consent or approval under this Lease. Further, the Landlord shall pay to Tenant Tenant's costs and expenses, including reasonable attorney's fees, incurred by Tenant in enforcing any obligation of Landlord under this Lease.

      5.16 Trash Removal. To provide and pay for regular, ongoing trash removal service adequate to ensure that the Premises are kept in a first-class and orderly condition. Tenant agrees that such trash removal service shall be performed by a vendor acceptable to Landlord.

      5.18 Snow Plowing. To provide and pay for snow plowing service adequate to ensure that the Premises are kept accessible and in an orderly condition. Tenant agrees that such snow removal service shall be performed by a vendor acceptable to the Landlord and done in such a fashion as to not interfere with the other tenant's use of their leased areas.

                                   ARTICLE VI

      6.1 Casualty or Taking; Termination. In the event that the Premises, or any part thereof, or any part of the Building other than the Premises, or any portion of the Common Areas shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, and Landlord elects not to restore the Building or the Premises and so notified Tenant, then either Landlord or

Tenant may elect to terminate this Lease. Such election shall be made by the electing party giving written notice of its election to the other party within thirty (30) days after the right of election accrues.

      6.2 Restoration. If this Lease is not terminated pursuant to Section 6.1 above, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, but not in excess of the net proceeds of insurance recovered by Landlord, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use to the extent permitted by the net proceeds of insurance recovered or damages, awarded for such taking, destruction or damage, and subject to zoning and building laws and ordinances then in existence. "Net Proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

      6.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for the Premises shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments or endorsements as Landlord may from time to time request.

                                   ARTICLE VII

      7.1 Events of Default; Remedies. If (a) Tenant shall default in the Performance of any of its monetary obligations under this Lease, and if such default shall continue for ten (10) days after written notice from Landlord to Tenant (provided that Landlord shall not be required to give such notice more than twice during the Term, the second such nonpayment constituting an Event of Default without the requirement of notice) or (b) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct such default or has not thereafter diligently pursued such correction to completion, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or if a petition is filed by or against Tenant under any provision of the Bankruptcy Code and, in the case of an involuntary petition, such petition is not dismissed within ninety (90) days, or (d) if the Tenant's leasehold interest shall be taken on execution or by other process of law, attached or subjected to any other involuntary encumbrance, then and in any of such cases Landlord and its agents and servants may lawfully, immediately or at any time thereafter, and without further notice or demand, and without prejudice to any other remedies available to Landlord for arrearages of rent or otherwise, either (i) enter into and upon the Premises or any part thereof, in the name of the whole, and repossess the same as of Landlord's former estate or (ii) mail a notice of termination addressed to Tenant at the Premises, and upon such entry or mailing this Lease shall terminate. In the event that this Lease is terminated under any of the foregoing provisions, or otherwise for breach of Tenant's obligations hereunder, Tenant covenants to pay forthwith to Landlord as compensation the total rent reserved for the residue of the Term. In calculating the rent reserved there shall be included the value of all other considerations agreed to be paid or performed by Tenant for such residue of the Term.

      Tenant further covenants as an additional and cumulative obligation after any such termination or entry to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner to the same extent and at the same times as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the foregoing covenant, Tenant shall be credited with any amount actually paid to Landlord as compensation as hereinbefore provided and also with any additional rent actually obtained by Landlord by reletting the Premises, after deducting the expenses of collecting the same.

      Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency or reorganization or arrangement with creditors as liquidated damages by reason of such determination and amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amounts referred to above.

      7.2 Landlord's right to Cure. If Tenant shall at any time default in the performance of any Tenant obligation under this Lease, then after written notice to Tenant and a continued default by Tenant, Landlord shall have the right to perform such obligation. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving or releasing Tenant from any of its obligations under this Lease.

                                  ARTICLE VIII

      8.1 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be construed to operate so as to impair the continuing obligation of any covenant or condition herein.

      8.2 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed rent and any other charge then due shall be deemed to be other than on account of the earliest installment of rent then due, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to Landlord.

      8.3 Subordination. This Lease shall be subordinate to any mortgage now or hereafter placed upon the Premises by Landlord, and to each advance made or to be made under any such mortgage. Tenant agrees to execute and deliver any appropriate instruments necessary to confirm such subordination.

      8.4 Successors and Assigns. This Lease shall be binding upon Landlord and Tenant and their respective successors and permitted assigns. If Landlord is a trust, Tenant agrees that only the trust estate of Landlord shall be liable for the performance of Landlord's obligations hereunder and that in no event shall any trustee or beneficiary of the trust be individually liable hereunder, and Tenant further agrees that the Landlord named herein and any subsequent Landlord shall be liable hereunder only for obligations accruing while owing of the Premises. No holder of a mortgage of the Landlord's interest shall be deemed to be the owner of the Premises until such holder shall have acquired indefeasible title to the Premises.

      8.5 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements and conditions herein on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord. Subject, however, to the terms of this Lease.

      8.6 Notices. All notices for Landlord shall be addressed to Landlord at the Original Address of Landlord, or to such other place as may be designated by written notice to Tenant; and all notices for Tenant shall be addressed to Tenant at the Premises, or to such other place as may be designated by written notice to Landlord. Any notice shall be deemed duly given when mailed to such address postage prepaid registered or certified mail, return receipt requested, or when delivered to such address by hand.

      8.7 Parking. Tenant shall have the right to use designated parking spaces for itself, its employees, customers, and other persons visiting the Premises. Tenant shall use best efforts to ensure that his employees, customers and visitors park in accordance with this parking scheme. Such parking spaces may be relocated by Landlord from time to time by written notice to Tenant.

      8.8 Broker. Landlord and Tenant represent and warrant each to the other that neither has employed any broker other than Romano & Porier Realty Associates with respect to this Lease and each shall hold harmless the other from any claim for brokerage or other commission arising from any breach of the foregoing warranty. The Landlord shall pay the commission owing to Romano and Porier Realty Associates.

      8.9 Holding Over. In the event Tenant or anyone claiming through the Tenant shall retain Possession of the Premises or any portion thereof after the termination or expiration of this Lease, such holding over shall be as a tenant at sufferance at an occupancy and use charge equal to 150 Percent (150%) of the Rent due hereunder for the last month of the Term and otherwise subject to all of the covenants and conditions of this Lease.

      8.10 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      8.11 Partial Invalidity. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      8.12 All Agreements Contained. This Lease contains all the agreements of the parties with respect to the subject matter thereof and supercedes all prior dealings between them with respect to such subject matter.

      8.13 Waiver of Subrogation. Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy that covers the Building, Land or Premises, Landlord's and Tenant's fixtures or personal property, as the case may be, as a party insured. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

      8.14 Keys. Tenant agrees to notify Landlord if Tenant replaces or changes the lock on any exterior door to the Premises and to provide Landlord with copies of keys to any such lock prior to or upon its installation.

      8.15 Estoppel Certificate. From time to time, upon prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Rent and any other charges and to perform its other covenants under this Lease.

      8.16 Rules and Regulations. Tenant shall comply with all rules and regulations promulgated by Landlord respecting the Building, Land and Premises, as the same may be amended or modified.

      8.17 Hazardous Waste Indemnification. Tenant shall indemnify and hold harmless Landlord and any mortgagee from and against any loss, damage, liability, cost or expense, including without limitation, attorneys' fees, suffered by Landlord or such mortgagee by reason of the release, discharge, storage or use by Tenant on the Premises of any oil, hazardous materials or hazardous waste, as defined from time to time under applicable state and federal laws or regulations. Landlord represents to Tenant, to the best of Landlord's knowledge, that there is not presently any release or threat of a release of any hazardous materials or asbestos at the building or the land.

                                   ARTICLE IX

      9.1 Security Deposit. Intentionally left blank.

      EXECUTED as a sealed instrument as of the day and year first above written.

                                          Landlord:


                                           /s/ Douglas J. Detweiler
                                          --------------------------------
                                          Douglas J. Detweiler


                                          Tenant:

                                          BSCC, Corp.

                                          By: /s/ James Harrington
                                          --------------------------------
                                             James Harrington, President
                                             duly authorized